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Exhibit 5.1

        [WINTHROP WEINSTINE LOGO]

June 16, 2004	Michele D. Vaillancourt (612) 604-6681 mvaillancourt@winthrop.com

Vital Images, Inc.
3300 Fernbrook Lane N., Suite 200
Plymouth, MN 55447

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as legal counsel for Vital Images, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the reoffer prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of the offer and sale by the selling shareholders identified in the Prospectus of 734,597 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be sold in the manner described in the Registration Statement.

In connection therewith, we have examined (a) the Articles of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1.
The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2.
The Shares are validly authorized by the Company's Articles of Incorporation and are validly issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,

WINTHROP & WEINSTINE, P.A.

By:
/s/ Michele D. Vaillancourt
Michele D. Vaillancourt

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  Exhibit 5.1